LETTER OF RESIGNATION

August 31, 2017

VIA EMAIL

Grow Condos, Inc.
Attn: Wayne Zallen, CEO
722 W. Dutton Road
Eagle Point, Oregon 97524

RE: Resignation

Mr. Zallen,

Effective immediately I am tendering my resignation from the position of Chief Financial Officer of Grow Condos, Inc.

Sincerely,

Chas B Mathews

Charles B. Mathews